National RV Holdings, Inc.


FOR IMMEDIATE RELEASE:                                                 CONTACT:
                                                              Thomas J. Martini
                                                                   800.322.6007
                                                                   cfo@nrvh.com


NATIONAL RV HOLDINGS, INC. FILES FORM 15 TO VOLUNTARILY DEREGISTER ITS SHARES WITH THE SEC


PERRIS, Calif., November 8th /PR Newswire/ -- National R.V. Holdings, Inc. (OTCBB: NRVH) (the "Company") announced that it has filed today a Form 15 with the Securities and Exchange Commission (the "SEC") to voluntarily deregister its common stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and to suspend its obligation to file reports under Section 13(a) of the Exchange Act. The Company is eligible to deregister by filing a Form 15 because it has fewer than 300 holders of record of its common stock. With the filing of the Form 15, the Company's obligation to file certain reports with the SEC, including Forms 10-K, 10-Q, and 8-K, has been immediately suspended. The Company's obligation to file such reports will terminate in 90 days, unless the SEC denies the Company's certification on Form 15. The Company anticipates that deregistration of its common stock will become effective on or about February 6, 2008. The Company expects that its common stock will no longer be traded on the OTC Bulletin Board as of today. It is expected that the Company's common stock will be quoted on the Pink Sheets under symbol NRVH.

Dave Humphreys, Chief Executive Officer, stated, "After assessing the advantages and disadvantages of remaining a registered company, our board of directors unanimously concluded that it is in the best interests of the Company and its stockholders to deregister its shares. The substantial out of pocket cost, as well as the significant demands on management's time and focus, necessary to comply with SEC reporting, including the additional costs that would be required in order to comply with Section 404 of the Sarbanes-Oxley Act, outweigh the benefits the Company receives from maintaining its registered status. We believe that deregistering will allow us to reduce current expenses, avoid substantial future costs, and free our management team to focus more of its time and resources on operating the Company."

About National R.V. Holdings, Inc.

National R.V. Holdings, Inc., through its wholly-owned subsidiary, National RV, Inc., is one of the nation's leading producers of motorized recreational vehicles, often referred to as RVs or motorhomes. From its Perris, California facility, NRV designs, manufactures and markets Class A gas and diesel motorhomes under model names SURF SIDE, SEA BREEZE, DOLPHIN, TROPI-CAL, PACIFICA AND TRADEWINDS. NRV began manufacturing RVs in 1964. Based upon retail registrations for the year ended December 31, 2006, the Company, through its NRV subsidiary, is the seventh largest domestic manufacturer of Class A motorhomes.

This release and other statements by the Company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including statements about the Company's future expectations, performance, plans, prospects, as well as assumptions about future events, including the expectation that the Form 15 will become effective and the registration of the Company's common stock under the Exchange Act will terminate. Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from that projected or suggested herein due to certain risks and uncertainties including, without limitation, denial by the SEC of the Company's certification on Form 15, the cyclical nature of the recreational vehicle industry; continuation of losses; the ability of the Company to address the effects caused by fiberglass material supplied by a third party supplier; the ability of the Company's new and redesigned product introductions to achieve market acceptance; the ability of the Company to obtain long-term debt financing; seasonality and potential fluctuations in the Company's operating results; any material weaknesses in the Company's internal control over financial reporting; any failure to implement required new or improved internal controls; the Company's ability to maintain quotation of its shares; the Company's dependence on chassis suppliers; potential liabilities under dealer/lender repurchase agreements; competition; government regulation; warranty claims; product liability; and dependence on certain dealers and concentration of dealers in certain regions. Certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested are set forth in the Company's Form 10-K and other filings with the Securities and Exchange Commission (SEC) and the Company's public announcements, copies of which are available from the SEC or from the Company upon request.


Contact:
Thomas J Martini
800.322.6007
cfo@nrvh.com


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Source: National R.V. Holdings, Inc.